Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

EVERGREENBANCORP, INC.

July 17, 2008

i

4.4	Vacancies	7
4.5	Compensation	7
4.6	Exercise of Rights as Stockholders	7
4.7	Chairperson of the Board	7
4.8	Chief Executive Officer	7
4.9	President	8
4.10	Chief Financial Officer	8
4.11	Secretary	8
4.12	Other Officers and Agents	9

ARTICLE V. BUSINESS OF THE CORPORATION		9

5.1	Obligations	9
5.2	Contracts	9
5.3	Loans to Corporation	9
5.4	Checks and Drafts	9

ARTICLE VI. INDEMNIFICATION		9

ARTICLE VII. STOCK		9

7.1	Consideration	9
7.2	Certificates	9
7.3	Transfer	10
7.4	Shareholders of Record	10
7.5	Loss or Destruction of Certificates	10
7.6	Issuance of Shares	10

ARTICLE VIII. SEAL		10

ARTICLE IX. BOOKS AND RECORDS		11

ARTICLE X. AMENDMENTS		11

10.1	Inspection	11
10.2	By the Shareholders	11
10.3	By the Board of Directors	11

ARTICLE XI. FISCAL YEAR		11

ii

AMENDED AND RESTATED BYLAWS

OF

EVERGREENBANCORP, INC.

ARTICLE I.

SHAREHOLDERS’ MEETINGS

1.1 Place. Shareholder meetings shall be held at the principal place of business of the corporation, or at such other place within or without the State of Washington, as shall be determined by the Board of Directors and stated in the notice of the meeting.

1.2 Annual Meetings. The annual meeting of the shareholders of the corporation for the election of directors to succeed those whose terms then expire and for the transaction of any other business as may properly come before the meeting shall be held on such day and at such time following the close of the corporation’s fiscal year as shall be determined by the Board of Directors. Failure to hold an election of directors at the annual meeting of the shareholders, through oversight or otherwise, does not affect the validity of any corporate action, and a meeting of the shareholders may be held at a later date for the election of directors and for the transaction of any other business that may properly come before the meeting. Any election held or other business transacted at a later meeting will be as valid as if done or transacted at the annual meeting of the shareholders. Any later meeting will be called in the same manner as a special meeting of the shareholders, and notice of the time, place, and purpose of the meeting will be given in the same manner as notice of a special meeting of the shareholders.

1.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman, the Chief Executive Officer, the President, a majority of the Board of Directors or any shareholder or shareholders holding in the aggregate not less than one-tenth of all shares entitled to vote at the special meeting. Shareholders may hold a meeting at any time and place without notice or call, upon appropriate waivers signed by all shareholders who are entitled to vote at a shareholders’ meeting.

1.4 Notice. Written notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless a purpose of the meeting is to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets of the corporation, or the dissolution of the corporation, in which case notice will be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting. Notice of any shareholders’ meeting will be delivered either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting and to others as required by law. If mailed, the notice will be deemed to be delivered when deposited in the United States mail with postage prepaid, addressed to the shareholder at his or her address as it appears in the current records of the corporation.

1.5 Waiver of Notice. Notice of any shareholders’ meeting may be waived at any time, either before or after the meeting, if the waiver is in writing, signed by the shareholders entitled to notice, and delivered to the corporation. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

1.6 Quorum of Shareholders. A majority of the shares entitled to vote shall constitute a quorum at a meeting of the shareholders. When a quorum is present at any meeting, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless otherwise provided by the Articles of Incorporation or law.

1.7 Adjourned Meetings. An adjournment or adjournments of any shareholders’ meeting may be taken until the time and place determined by those present, without new notice being given, whether by reason of the failure of a quorum to attend or otherwise. However, any meeting at which directors are to be elected shall be adjourned only from day to day until the directors are elected.

1.8 Chairman of Meeting. The Chairman, or the Chairman’s absence, the Chief Executive Officer, or the President, shall preside at all meetings of the shareholders unless the Board of Directors shall otherwise determine. The Board of Directors may appoint any shareholder to act as chairman of the meeting.

1.9 Secretary of the Meeting. The Secretary shall act as a secretary at all meetings of the shareholders, and in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

1.10 Conduct of Meeting. Shareholder meetings shall be conducted in an orderly and fair manner, but the presiding officer shall not be bound by any technical rules of parliamentary procedure.

1.11 Business at the Meeting. At an annual meeting of the shareholders, only such business will be conducted as will have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a shareholder. For nominations or other business to be properly brought before a shareholders meeting by a shareholder pursuant to clause (C) of the preceding sentence, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely for purposes of advance notice requirements, a shareholder’s proposal must be delivered to the Secretary at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the date the corporation’s proxy statement was mailed to shareholders for the preceding year’s annual meeting. In no event will the public announcement of an adjournment of a shareholders meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice to the secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (c) the class number of shares of the corporation which are owned beneficially by such shareholder, (d) any material interest of the shareholder in such business, and (e) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (or any successor thereto) in such shareholder’s capacity as a proponent of a shareholder proposal. Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at any annual meeting except in accordance with the procedures set forth in this section. The Chair of the annual meeting will, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section, and, if the Chair should so determine, he or she will so declare at the meeting that any such business not properly brought before the meeting will not be transacted.

1.12 Voting of Shares. All voting at shareholders’ meetings shall be by voice vote unless any qualified voter demands a vote by ballot. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by the shareholders’ duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each outstanding share is entitled to one vote on each matter submitted, and shareholders do not have the right to cumulate their votes with respect to the election of directors.

1.13 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all shareholders entitled to vote on the action and is delivered to the corporation. Once delivered, the consent resolution shall have the same force and effect as a unanimous vote of the shareholders.

1.14 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall make in advance a record date for any such determination of shareholders. The record date in any case shall not be more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken. If no record date is fixed for these purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

1.15 Shareholders’ List for Meeting. The Secretary of the corporation shall make a complete record of the shareholders entitled to vote at a meeting of shareholders, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each as shown on the corporation’s stock transfer books on the record date. Such record shall be kept on file at the registered office of the corporation for a period of ten (10) days prior to the meeting of shareholders. Such record shall be kept open at the time and place of the shareholders’ meeting and for the inspection of any shareholder.

ARTICLE II.

BOARD OF DIRECTORS

2.1 Number and Qualifications. All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors (herein sometimes referred to as the “Board”), the members of which need not be shareholders of the corporation or residents of the State of Washington. The range in the number of directors will be as set by the Articles of Incorporation with the exact number of directors to be determined by resolution of the Board of Directors from time to time.

2.2 Classification and Term. The Board of Directors shall be classified in the manner provided in the corporation’s Articles of Incorporation.

2.3 Vacancies. Any vacancy occurring in the Board of Directors, unless caused by the vote of the shareholders, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of the director’s predecessor in office.

2.4 Removal of Director. One or more directors may be removed, with or without cause, at a special meeting of shareholders called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any vacancy caused by such removal may be filled by the shareholders at such meeting, and any director elected to fill such vacancy shall serve only for the unexpired term of his predecessor in office.

2.5 Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of shareholders to elect officers and transact any other business.

2.6 Place. Meetings of the Board of Directors, regular or special, may be held within or without the State of Washington.

2.7 Regular Meetings. Regular meetings of the Board of Directors shall be held on the dates and at the times and places as the Board of Directors may by vote from time to time designate.

2.8 Special Meetings. Special meetings of the Board of Directors shall be held at any time and at any place whenever called by the Chairperson, the Chief Executive Officer, the President or any two (2) directors of the corporation.

2.9 Notice of Meetings. Notice of the annual or regular meetings of the Board of Directors is not required. Notice of the date, time, and place of special meetings of the Board of Directors must be given, by or at the direction of the Chairman, the Chief Executive Officer, the President, the Secretary, or the person or persons calling the meeting, by mail, email, facsimile, radio, telegram, or personal communication over the telephone or otherwise, at least two (2) days prior to the day on which the meeting is to be held. No notice need be given if the time and place of the meeting has been fixed by resolution of the Board of Directors and a copy of the resolution has been mailed to every director at least two (2) days before the meeting.

2.10 Waiver of Notice. Notice of any meeting of the Board of Directors may waived at any time, either before or after a meeting, if the waiver is in writing, signed , the director entitled to notice, and delivered to the corporation. Notice is waived by any director attending or participating in a meeting unless the director, at the beginning of the meeting or promptly on the director’s arrival, objects to holding the meeting or enacting business at the meeting and does not vote for or assent to any action taken at the meeting.

2.11 Quorum of Directors; Attendance. A majority of the number of Directors fixed in accordance with the Articles of Incorporation or Bylaws from time to time will constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board of Directors. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the meeting. Participation by such means will constitute presence in person at a meeting.

2.12 Action Without Meeting. Any action which may be or is required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of a committee designated by the Board of Directors, may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all of the directors or all of the members of the committee, as the case may be, and is delivered to the corporation. The fully signed consent resolution will have the same force and effect as a unanimous vote.

2.13 Compensation. The Board of Directors shall receive such reasonable compensation for their services as directors and as members of any committee appointed by the Board of Directors as may be prescribed by the Board of Directors, and may be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

2.14 Dissent by Directors. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action unless (a) the director objects at the beginning of the meeting, or promptly on his or her arrival, to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

ARTICLE III.

COMMITTEES OF THE BOARD OF DIRECTORS

3.1 Executive/Nominating Committee. By resolution adopted by a majority of the full Board of Directors, the chairperson of all of the corporation’s committees shall serve as members, including the Chairman of the Board, and may designate one of such members as chairperson. Any member of the Board may serve as an alternate member of the Executive/Nominating Committee in the absence of a regular member or members. The Executive/Nominating Committee shall have and exercise all of the authority of the Board of Directors during intervals between meetings of the Board except that the Executive/Nominating Committee shall not have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; (2) approve or propose to shareholders action required to be approved by shareholders; (3) fill vacancies on the Board of Directors or on any of its committees (4) amend the Articles of Incorporation of the corporation (5) adopt, amend, or repeal the Bylaws of the corporation; (6) approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except as authorized by the Board of Directors within limits specifically prescribed by the Board.

3.2 Audit Committee. By resolution adopted by a majority of the full Board of Directors, the Board may appoint from among its members an Audit Committee of two (2) or more directors, none of who shall be active officers of the corporation, and may designate one (1) or more of such members as chairperson of the Audit Committee. The Board may also designate one or more directors as alternates to serve as a member of members of the Audit Committee in the absence of a regular member or members. The Audit Committee shall establish and maintain continuing communications between the Board and the corporation’s independent auditors, internal auditors, and members of financial management with respect to the audit of the corporation’s accounts and financial affairs and the audit of the corporation’s controlled subsidiaries. The Audit Committee shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.

3.3 Other Committees. By resolution adopted by a majority of the full Board of Directors, the Board may designate from among its members such other committees as it may deem necessary, each of which shall consist of not less than two (2) directors and have such powers and duties as may from time to time be prescribed by the Board.

3.4 Rules of Procedure. The majority of the members of any committee may fix its rules of procedure. All actions by any committee shall be reported in written minutes available at any reasonable time to any Board member. Such actions shall be subject to revision, alteration and approval by the Board of Directors; provided that no rights or acts of third parties who have relied in good faith on the authority granted herein shall be affected by such revision or alteration.

ARTICLE IV.

OFFICERS

4.1 Officers. The officers of the corporation shall include a Chief Executive Officer, President, Chief Financial Officer, Secretary, and such additional officers as the Board of Directors may determine. The Board of Directors, in its discretion, may also elect a Chairperson of the Board from among the members of the Board. All officers will be elected by the Board of Directors at its annual meeting to hold office until their successors are elected and qualified.

4.2 Election. The Chairman, the Chief Executive Officer and the President shall be directors. These persons shall be elected annually by the Board of Directors and they shall hold office at the pleasure of the Board of Directors.

4.3 Removal of Officers. Any officer, agent or employee of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served by doing so. Removal will be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer, agent or employee will not of itself create contract rights.

4.4 Vacancies. Vacancies of any office arising from any cause may be filled by the Board of Directors or the executive officer possessing delegated authority to appoint such an officer.

4.5 Compensation. The compensation of the Chief Executive Officer and the President shall be fixed by the Board of Directors. Unless fixed by the Board of Directors, the compensation for all other officers, agents or employees of the corporation shall be established by or at the direction of the Chief Executive Officer.

4.6 Exercise of Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the Chief Executive Officer’s designee acting by written designation, shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of the shareholders of any corporation in which this corporation may hold stock, other than in a fiduciary capacity, and may exercise on behalf of the corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

4.7 Chairperson of the Board. The Chairperson of the Board shall preside over all meetings of the shareholders and at meetings of the Board of Directors and (if not otherwise an executive officer), the Executive/Nominating Committee; provided however that the Chairperson of the Board shall not, by reason of such office alone, be considered an executive officer of the corporation.

4.8 Chief Executive Officer. The Chief Executive Officer shall have general management of the business of the corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the Executive/Nominating Committee are

carried into effect and shall have general supervision over the property, business, and affairs of the corporation and its several officers. The Chief Executive Officer shall be the person to whom the President, and all other officers designated by the Chief Executive Officer, shall report. The Chief Executive Officer may delegate such duties as such officer sees fit to delegate to the President, or other officers of the corporation. The Chief Executive Officer may appoint agents or employees other than those appointed by the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

4.9 President. The President shall, subject to the authority granted to the Chief Executive Officer, be the chief operating officer of the corporation and shall have general supervision over the day-to-day business of the corporation. The President shall have such other authority and shall exercise such other duties as shall, from time to time, be delegated to such officer by the Chief Executive Officer or by the Board of Directors. Unless otherwise determined by the Board of Directors, the President shall perform all of the duties of the Chief Executive Officer in case of absence or disability of the Chief Executive Officer.

4.10 Chief Financial Officer. The Chief Financial Officer will have charge and custody of and be responsible for all funds and securities of the corporation. The Chief Financial Officer will deposit all such funds in the name of the corporation in the depositories or invest them in the investments designated or approved by the Board of Directors, and will authorize disbursement of the funds of the corporation in payment of just demands against the corporation or as may be ordered by the Board of Directors on securing proper vouchers. The Chief Financial Officer will render to the Board of Directors from time to time, as may be required, an account of all transactions as Chief Financial Officer, and will perform any other duties assigned to that office from time to time by the Board of Directors, Chief Executive Officer or President.

4.11 Secretary. The Secretary shall, subject to the direction of the Chief Executive Officer keep the minutes of all meetings of the shareholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the Chief Executive Officer the minutes of all meetings of all committees. The Secretary shall cause notice to be given of the meetings of the shareholders, of the Board of Directors, and of any committee appointed by the Board. The Secretary shall have custody of the corporate seal and general charge of the records, documents, and papers of the corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times, be open to the examination of any director. Without limiting the generality of the foregoing, the Secretary shall have charge (directly or through such transfer agents or registrars as the Board of Directors may appoint) of the issuance, transfer, and registration of certificates for shares of the corporation and of the records pertaining thereto. Said records shall be kept in such manner as to show at any time the number of shares of the corporation issued and outstanding, the manner in which and the time when such shares were paid for, the names and addresses of the holders of record thereof, the numbers and classes of shares held by each, and the time when each became such holder of record. The Secretary shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

4.12 Other Officers and Agents. The Board of Directors may appoint other officers and agents as it deems necessary or expedient. Such other officers will hold their offices for terms as provided in Subsection 4.1 above, and such other agents will bold their positions for the periods determined from time to time by the Board of Directors. These other officers and agents will exercise the authority and perform the duties prescribed for them by the Board of Directors, which authority amid duties may include, in the case of the other officers, one or more of the duties of the named officers of the corporation.

ARTICLE V.

BUSINESS OF THE CORPORATION

5.1 Obligations. The Chief Executive Officer, President and Chairperson of the Board of Directors, if any (or the Chief Financial Officer in their absence or disability), will have responsibility for and authority to carry out the normal and regular business affairs of the corporation. Any agreements or other documents requiring Board approval will be valid if approved by the Board and signed by the Chairperson of the Board, the Chief Executive Officer, the President or the Chief Financial Officer.

5.2 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. This authority may be general or confined to specific instances.

5.3 Loans to Corporation. No loans will be contracted on behalf of the corporation, and no evidence of indebtedness will be issued in its name, unless authorized by the Board of Directors. This authority may be general or confined to specific instances.

5.4 Checks and Drafts. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the corporation will be signed by the officer(s) or agent(s) of the corporation and in the manner prescribed from time to time by the Board of Directors.

ARTICLE VI.

INDEMNIFICATION

The corporation may provide indemnification consistent with its Articles of Incorporation and applicable state and federal laws.

ARTICLE VII.

STOCK

7.1 Consideration. Certificates for shares of the corporation shall be issued only when fully paid for.

7.2 Certificates. Shares may but need not be represented by certificates. Certificates, if utilized, shall be signed by the Chief Executive Officer and the Secretary, or any other two officers as may be designated by the Board of Directors, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue. Each newly-issued certificate of stock at a minimum shall state:

(a) the name of the corporation and that it is organized under the laws of the State of Washington;

(b) the name of the registered holder of the shares represented by the certificate; and

(c) the number and class of shares and the designation of the series, if any, represented by the certificate.

7.3 Transfer.

(a) Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

7.4 Shareholders of Record. The corporation will be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact of those shares for all purposes, including the payment of dividends on and the right to vote the stock, unless provided otherwise by the Board of Directors.

7.5 Loss or Destruction of Certificates. If any certificate of stock is lost or destroyed, another may be issued in its place on proof of loss or destruction and on the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

7.6 Issuance of Shares. Any shares authorized but not issued by this corporation shall be issued, sold, or otherwise transferred by this corporation only upon authorization of the Board of Directors.

ARTICLE VIII.

SEAL

In the exercise of its discretion, the Board of Directors may adopt a suitable corporate seal for the corporation.

ARTICLE IX.

BOOKS AND RECORDS

The corporation will keep at either its principal place of business, its registered office, or another place permitted by law, as the Board of Directors may designate, (a) complete books and records of account and complete minutes or records of all of the proceedings of the Board of Directors, director committees, and shareholders, and (b) a record of shareholders, giving the names of the shareholders in alphabetical order by class of shares and showing their respective addresses and the number and class of shares held by each.

ARTICLE X.

AMENDMENTS

10.1 Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the corporation, and shall be open for inspection of all shareholders during normal business hours.

10.2 By the Shareholders. These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

10.3 By the Board of Directors. The Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board, if notice of the proposed alteration or amendment is contained in the notice of the meeting; provided, however, the Board of Directors shall not amend, alter, or repeal any Bylaw in classifications, term of office or compensation of the directors in any way. Any action of the Board of Directors with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the shareholders.

ARTICLE XI.

FISCAL YEAR

The fiscal year of the corporation shall be the calendar year.

The foregoing Amended and Restated Bylaws of EvergreenBancorp, Inc. were adopted by the Board of Directors on July 17, 2008.

/s/ Nancy Hoppe
Nancy Hoppe, Secretary